As filed with the U.S. Securities and Exchange Commission on January 28, 2021.

Registration No. 333- 249275

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adicet Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3305277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Boylston Street, 13th Floor

Boston, MA 02116

(857) 315-5528

(Address of Principal Executive Offices)

Adicet Bio, Inc. 2018 Stock Option and Incentive Plan

Adicet Bio, Inc. 2014 Share Option Plan

Adicet Bio, Inc. 2015 Stock Incentive Plan

Adicet Bio, Inc. Inducement Non-Qualified Stock Option Agreement

(Full Title of the Plans)

Chen Schor

President and Chief Executive Officer

Adicet Bio, Inc.

500 Boylston Street, 13th Floor

Boston, MA 02116

(857) 315-5528

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danielle Lauzon, Esq.

Mitchell S. Bloom, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-249275) previously filed with the SEC on October 2, 2020 (the “Registration Statement”) is being filed solely for the purpose of filing Exhibit 23.2 thereto, which was inadvertently omitted when the Registration Statement was filed. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-222373) filed on January 16, 2018)

4.2	Third Amended and Restated Certificate of Incorporation of the Registrant (as currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on January 30, 2018)

4.3	Amended and Restated Bylaws (as currently in effect) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on January 30, 2018)

4.4	Amended and Restated Investors’ Rights Agreement, dated as of November 29, 2017, among the Registrant and the other parties thereto (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 filed with the SEC on December 29, 2017)

5.1**	Opinion of Goodwin Procter LLP

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3**	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page of the Company’s Registration Statement on Form S-8 (Registration No. 333-249275) filed with the SEC on November 12, 2020)

99.1	2018 Stock Option and Incentive Plan and forms of award agreements thereunder (as currently in effect) (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1/A filed with the SEC on January 16, 2018)

99.2	Adicet Therapeutics, Inc. 2015 Stock Incentive Plan (as currently in effect) (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on September 16, 2020)

99.3	Adicet Therapeutics, Inc. 2014 Share Option Plan (as currently in effect) (incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on September 16, 2020)

99.4**	Inducement Non-Qualified Stock Option by and between the Registrant and Nick Harvey, dated as of September 17, 2020

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on January 28, 2021.

ADICET BIO, INC.

By:	/s/ Chen Schor
Chen Schor
President, Chief Executive Officer and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-8, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chen Schor Chen Schor	Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2021

/s/ Nick Harvey Nick Harvey	Chief Financial Officer (Principal Financial and Accounting Officer)	January 28, 2021

* Jeffrey Chodakewitz	Director	January 28, 2021

* Erez Chimovits	Director	January 28, 2021

* Carl L. Gordon, Ph.D.	Director	January 28, 2021

* Aya Jakobovits, Ph.D.	Director	January 28, 2021

* Steve Dubin	Director	January 28, 2021

/s/ Bastiano Sanna Bastiano Sanna	Director	January 28, 2021

*By: /s/ Chen Schor
Chen Schor
Attorney-in-Fact